UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No.1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): July 29, 2011

Midas Medici Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52621	37-1532843
(State or other jurisdiction	Commission	(IRS Employer
of incorporation)	file number	Identification No.)

445 Park Avenue, 20th Floor, New York, New York 10222

Registrant’s telephone number, including area code (212) 792-0920

Copies to:
Thomas Rose, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

INTRODUCTORY NOTE

On August 2, 2011, Midas Medici Group Holdings, Inc. completed the acquisition of a 60% interest in Cimcorp, Inc., pursuant to the terms of the Stock Purchase Agreement as amended, among the Company, Cairene Investments, Ltd., and certain shareholders of Cimcorp, Cimcorp Comércio Internacional E Informática S.A., a Brazilian sociedade anônima, Cimcorp Comércio E Serviços Tecnológicos E Informática Ltda., a Brazilian limitada and Cimcorp USA, LLC, a Florida limited liability company.

Pursuant to the terms of the stock purchase agreement, the Company will purchase on January 24, 2012 (but no later than January 27, 2012) an additional 20% of the shares of Cimcorp to effectively hold an 80% interest in Cimcorp.

We hereby amend Item 9.01 of our current report on Form 8-K filed on August 4, 2011 to include financial statements of the business acquired and pro forma financial information in accordance with Items 9.01(a) and (b).  Except as set forth in Item 9.01 below, no other changes are being made to our current report on Form 8-K filed on August 4, 2011.

2

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Cimcorp, Inc. and Subsidiaries as of and for the years ended December 31, 2010 and 2009:

(b) Unaudited Interim Financial Statements of Cimcorp, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets as of July 31, 2011 (Unaudited) and December 31, 2010	F-19
Unaudited Condensed Consolidated Statements of Operations for the Seven Months Ended July 31, 2011 and 2010	F-20
Unaudited Condensed Consolidated Statement of Stockholders’ Deficiency and Comprehensive Income (Loss) for the Seven Months Ended July 31, 2011	F-21
Unaudited Condensed Consolidated Statements of Cash Flows for the Seven Months Ended July 31, 2011 and 2010	F-22
Notes to Unaudited Condensed Consolidated Financial Statements	F-23

(c) Unaudited Pro Forma Financial Information

Unaudited Pro Forma Condensed Combined Statement of Operations for the seven months ended July 31, 2011	F-36
Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2010	F-37
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	F-38

(d) Exhibits

Exhibit

Number                      Description

10.1*
Amendment No. 1 to Stock Purchase Agreement dated as of August 1, 2011, among Midas Medici Group Holdings, Inc., Cairene Investments, Ltd., Cimcorp, Inc., Cimcorp Comércio Internacional E Informática S.A., Cimcorp Comércio E Serviços Tecnológicos E Informática Ltda., Cimcorp USA, LLC and the selling shareholders.

10.2*	Commercial Financing Agreement made as of July 29, 2011 between Midas Medici Group Holdings, Inc., Strategic Technologies, Inc. and Porter Capital Corporation.

10.3*
Form of Securities Purchase Agreement dated as of July 29, 2011 among Midas Medici Group Holdings, Inc., Consonus Technologies, Inc. Strategic Technologies, Inc. Weatherwise USA, Inc. and the Purchasers named therein.

*Previously filed.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midas Medici Group Holdings, Inc.

Date: January 9, 2012	By:	/s/ Nana Baffour
Nana Baffour
Chief Executive Officer

4

Report of Independent Registered Public Accounting Firm

To the Stockholders
Cimcorp, Inc.

We have audited the accompanying consolidated balance sheets of Cimcorp, Inc. and Subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders' deficiency and comprehensive income (loss) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cimcorp, Inc. and Subsidiaries at December 31, 2010 and 2009, and their results of operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 14 to the consolidated financial statements, the Company was acquired on August 2, 2011.

Roseland, New Jersey
January 9, 2012

CIMCORP, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2010 AND 2009
(In thousands except share amounts)
ASSETS	2010	2009

Current assets:
Cash and cash equivalents	$3,540	$926
Accounts receivable - trade, net of allowance for doubtful accounts of $1,444 and $1,532, respectively	6,885	6,421
Lease payments receivable, current	2,956	2,009
Lease payments receivable – Westcon	3,616	-
Deferred costs, current	2,005	3,704
Prepaid expenses and other current assets	926	1,582
Total current assets	19,928	14,642

Property and equipment, net	1,407	1,845
Accounts receivable - trade, long-term	237	-
Lease payments receivable, long-term	3,516	1,801
Lease payments receivable - Wetscon, long-term	15,766	-
Recoverable taxes	5,022	3,820
Intangible assets, net	176	258
Other assets	640	564
Deferred costs, net of current portion	4,510	2,074

Totals	$51,202	$25,004

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
Accounts payable	$6,584	$9,246
Accrued liabilities	2,405	3,250
Westcon capital lease	1,726	-
Current portion of capital leases	3,820	3,137
Current maturities of long-term debt	4,475	2,148
Current portion of deferred revenue	920	2,773
Total current liabilities	19,930	20,554

Long-term debt, net of current maturities	7,982	679
Westcon capital lease, net of current maturities	10,100	-
Capital leases, net of current maturities	837	400
Deferred revenue, net of current portion	6,480	2,877
Other long-term liabilities	6,461	5,573
Taxes payable	2,189	1,164

Total liabilities	53,979	31,247

Commitments and contingencies

Stockholders' deficiency:
Preferred stock Series A, $0.01 par value, 4,554,307 shares authorized, no shares issued and outstanding as of December 31, 2010 and 2009	-	-
Preferred stock Series B, $0.01 par value, 184,473 shares authorized, no shares issued and outstanding as of December 31, 2010 and 2009	-	-
Preferred stock Series C, $0.01 par value, 598,789 shares authorized, no shares issued and outstanding as of December 31, 2010 and 2009	-	-
Common stock $0.01 par value, 11,713,316 shares authorized, 6,375,748 shares issued and outstanding as of December 31, 2010 and 2009	64	64
Additional paid-in capital	5,424	5,424
Accumulated deficit	(7,176)	(10,772)
Accumulated other comprehensive loss	(1,089)	(959)
Total stockholders' deficiency	(2,777)	(6,243)
Totals	$51,202	$25,004

 See the accompanying notes to the consolidated financial statements.

 CIMCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR YEARS ENDED DECEMBER 31, 2010 AND 2009
 (In thousands except, share and per share amounts)

	December	December
	31, 2010	31, 2009
Revenues:
IT infrastructure services	$36,558	$26,592
Data center services and solutions	22,591	27,092
Leases	24,459	1,822
Totals	83,608	55,506

Operating expenses:
Cost of IT infrastructure services and solutions	(26,479)	(22,722)
Data center services and solutions	(15,702)	(15,176)
Cost of leases	(13,705)	(766)
Selling, general and administrative expenses	(19,236)	(18,109)
Depreciation and amortization expense	(1,481)	(504)
Totals	(76,603)	(57,277)

Income (loss) from operations	7,005	(1,771)

Other income (expense):
Interest income	388	642
Interest expense	(3,656)	(2,430)

Totals	(3,268)	(1,788)

Income (loss) before income taxes	3,737	(3,559)
Income tax expense	(278)	(953)
Net income (loss)	$3,459	$(4,512)

See the accompanying notes to the consolidated financial statements.

CIMCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY AND COMPREHENSIVE INCOME (LOSS)
FOR YEARS ENDED DECEMBER 31, 2010 AND 2009
(In thousands except share amounts)

	Stock								Additional		Accumulated Other	Total	Comprehensive
	Preferred Shares A		Preferred Shares B		Preferred Shares C		Common Stock		Paid-in Capital	Accumulated Deficit	Comprehensive Loss	Stockholders’ Deficiency	Income (Loss)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Balance at December 31,2008	4,554,307	$46	184,473	$2	-	-	6,375,748	$64	$7,034	$(6,260)	$2,772	$3,658

Repurchase of Series A and B Preferred stock	(4,554,307)	(46)	(184,473)	(2)					(1,610)			(1,658)

Net loss										(4,512)		(4,512)	$(4,512)

Loss on foreign currency translation											(3,731)	(3,731)	(3,731)

Comprehensive loss													$(8,243)

Balance at December 31,2009	-	-	-	-	-	-	6,375,748	64	5,424	(10,772)	(959)	(6,243)	$-

Net income										3,459		3,459	3,459

Loss on foreign currency translation											7	7	7

Comprehensive income													$3,466

Balance at December 31,2010	-	$-	-	$-	-	$-	6,375,748	$64	$5,424	$(7,313)	$(952)	$(2,777)

See the accompanying notes to the consolidated financial statements.

CIMCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR YEARS ENDED DECEMBER 31, 2010 AND 2009
(In thousands)

	2010	2009
Operating activities:
Net income (loss)	$3,459	$(4,512)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,481	504
Allowance for bad debts	149	22
Changes in operating assets and liabilities:
Accounts receivable - trade	(561)	5,698
Lease payments receivable	(2,491)	921
Lease payments receivable - Westcon	(7,869)	-
Deferred costs	3,494	4,554
Prepaid expenses and other current assets	727	(1,362)
Recoverable taxes	(1,029)	(150)
Other assets	(51)	(59)
Accounts payable	(3,078)	(1,631)
Accrued liabilities	(991)	(756)
Deferred revenue	1,496	1,512
Other long-term liabilities	637	2,740
Income taxes payable	973	1,152
Net cash (used in) provided by operating activities	(3,654)	8,633

Investing activities – purchase of property and equipment	(131)	(1,057)

Financing activities:
Repurchase of Series A and B preferred stock	-	(1,658)
Proceeds from debt	12,128	3,153
Principal payments of debt	(2,097)	(991)
Repayments of Westcon capital lease obligations	(816)	-
Repayments on capital lease obligations	(3,010)	(3,512)
Net cash provided by (used in) financing activities	6,205	(3,008)

Effect of exchange rate changes on cash	194	(4,688)
Net increase (decrease) in cash and cash equivalents	2,614	(120)

Cash and cash equivalents at beginning of year	926	1,046
Cash and cash equivalents at end of year	$3,540	$926

Supplemental cash flow information:
Cash paid for interest	$1,268	$863
Cash paid for income taxes	$221	$260
Supplemental schedule of non-cash investing and financing activities:
Equipment acquired under capital lease	$3,971	$3,516
Equipment acquired under capital lease –Westcon	$11,514	$-

See the accompanying notes to the consolidated financial statements

CIMCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009
(In thousands)

NOTE 1 – DESCRIPTION OF BUSINESS

Cimcorp, Inc. is a Cayman Islands company that owns CIMCORP COMÉRCIO INTERNACIONAL e INFORMÁTICA S.A (“Cimcorp SA”), the operating entity located in Brazil. Cimcorp SA’s subsidiaries consist of Cimcorp Comércio e Serviços de Tecnologia e Informática Ltda. and Cimcorp USA, LLC. (collectively “Cimcorp” or the “Company”). Cimcorp is 100% owned by Cairene Investments LLC.

The Company provides government and select private enterprises and institutions with leading-edge IT solutions and has been in operation since 1988, helping its customers to plan, build, support and manage their IT infrastructure including performance management, virtualization, cloud computing, business continuity and disaster recovery planning, outsourcing and infrastructure as a service.

NOTE 2 – SUMMARY OF ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Cimcorp, Inc. and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Segment Reporting

Operating segments are defined as components of an enterprise for which separate financial information is available and evaluated regularly by the chief operating decision maker, or decision making group, in deciding the method to allocate resources and assess performance. The Company has one reportable business segment which is operated in Brazil.

Foreign Currency Translation and Transactions

The U.S. dollar is the reporting currency for all periods presented. The financial information for the Company’s foreign operations is measured using the local currency (Brazilian Real) as the functional currency. Assets and liabilities for the Company’s foreign subsidiaries are translated into U.S. dollars at the exchange rate in effect on the respective balance sheet dates, and revenues and expenses are translated into U.S. dollars based on the average rate of exchange for the corresponding period. Exchange rate differences resulting from translation adjustments are accounted for as a component of accumulated other comprehensive income (loss). Gains and (losses) from foreign currency transactions resulting from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are reflected in the consolidated statements of operations under the line item selling, general and administrative expenses. For the years ended December 31, 2010 and 2009, foreign currency transaction gains amounted to $14 and $269, respectively.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and short-term investments with original maturities of three months or less.

Accounts Receivable - Trade and Allowance for Doubtful Accounts

Accounts receivable-trade consists primarily of amounts due to the Company from its normal business activities. The Company maintains an allowance for doubtful accounts to reflect the expected uncollectability of accounts receivable based on past collection history and specific risks identified among uncollected amounts and ongoing credit evaluations of its customers. Accounts receivable are charged off against the allowance for doubtful accounts when the Company determines that the receivable will not be collected.

Concentration of Credit Risk, Supply Risk and Economic Conditions

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.  The Company maintains its cash and cash equivalents with high-credit quality financial institutions, however, such balances are not insured. As of December 31, 2010 and 2009, one customer comprised approximately 16% and 11% of trade accounts receivable, respectively, and one customer comprised approximately 75% and 37% of total lease payments receivable, respectively.  Approximately 22 % and 12%, respectively, of the Company's revenue for the years ended December 31, 2010 and 2009 were derived from one customer.

 CIMCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009
(In thousands)

Approximately 58% and 46% of the Company's hardware and software purchases for the years ended December 31, 2010 and 2009, respectively, were from one vendor and approximately 46% and 55% of accounts payable at December 31, 2010 and 2009, respectively, were due to this vendor.

Deferred Costs

The Company entered into certain sales-type leases with customers, in which the underlying equipment was initially procured using a capital lease financing that restricted the Company from transferring title or ownership. In these situations, the Company defers the revenue and costs related to the sales-type leases until the initial capital lease financing obligation is satisfied and/or title can be transferred.

Property and equipment

Property and equipment are carried at cost, net of accumulated depreciation and amortization. Depreciation and amortization is computed using the straight-line method over the following estimated useful lives:

Computers, software and equipment	5 - 10 years
Office furniture and fixtures	2 - 10 years
Leasehold improvements	3 - 10 years

Maintenance and repairs which neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred.

Long-Lived Assets

Property and equipment and definite lived intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell, and depreciation ceases.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, debt obligations and revolving credit facilities approximate their fair values due to their short-term nature and/or variable interest rates. The Company’s debt and capital lease obligations bear interest at rates which approximate prevailing market rates for instruments with similar characteristics and, accordingly, the carrying values for these instruments approximate fair value.  As of December 31, 2010 and 2009, the Company does not have financial assets or financial liabilities that are measured at fair value on a recurring basis.

Revenue Recognition

The Company derives revenues from data center services, IT infrastructure services and equipment leases.

Data center services and solutions are comprised of managed infrastructure, managed services, resale of software and support services. IT infrastructure services include the resale of software and hardware, along with consulting, integration and training services.  Equipment leases comprise the sale of equipment through sales-type leases.

The Company recognizes revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) delivery has occurred; (3) the collection of fees is probable; and (4) the amount of fees to be paid by the customer is fixed or determinable. Delivery does not occur until products have been shipped or services have been provided and risk of loss has transferred to the client.

CIMCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009
(In thousands)

When the Company provides a combination of the above referenced products or services to its customers, recognition of revenues for the hardware and related maintenance services component is evaluated to determine if any software included in the arrangement is not essential to the functionality of the hardware based on accounting guidance related to “Non-Software Deliverables in an Arrangement Containing More-Than-Incidental Software.”  Hardware and related elements qualify for separation when the services have value on a stand-alone basis, objective and verifiable evidence of fair value of the separate elements exists and, in arrangements that include a general right of refund relative to the delivered element, performance of the undelivered element is considered probable and substantially in its control. Fair value is determined principally by reference to relevant third-party evidence of fair value. Such third-party information is readily available since the Company primarily resells products offered by its vendors. The application of the appropriate accounting guidance to the Company’s sales requires judgment and is dependent upon the specific transaction. The Company recognizes revenues from the sale of hardware products at the time of sale provided the revenue recognition criteria are met and any undelivered elements qualify for separation.

The Company sells equipment under capital lease arrangements. The Company uses the leases topic of the Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 840, Leases, to evaluate whether an arrangement is a capital or operating lease and to determine classification of capital leases as either sales-type or direct financing.  For sales-type leases, the revenue allocated to the equipment is recognized when the lease term commences, which the Company deems to be when all of the following conditions have been met: (i) the equipment has been installed and (ii)  receipt of the written customer acceptance certifying the completion of installation, provided collectability is reasonably assured.  The initial revenue recognized for sales-type leases consists of the present value of future payments computed at the interest rate implicit in the lease.  The determination of the fair value of the leased equipment requires judgment and can impact the split between revenue and finance income over the lease term. The Company includes interest income from sales-type leases in its revenues based on the effective interest rate of its lease agreements.  As of December 31, 2010 and 2009, the amount of interest income included as part of leases revenue is $3,522 and $737, respectively.

The Company had entered into certain sales-type leases with customers, in which the underlying equipment was initially procured using a capital lease financing that restricted the Company from transferring title or ownership. In these situations, the Company has deferred revenue and costs related to the sales-type leases until the initial capital lease financing obligation was satisfied and/or title could be transferred.

In arrangements that include multiple elements, including software licenses, maintenance and/or professional services, the Company evaluates each element in a multiple-element arrangement to determine whether it represents a separate unit of accounting. An element constitutes a separate unit of accounting when the delivered item has stand alone value and delivery of the undelivered element is probable and within our control.  The Company determines the best ESP of each element in an arrangement based on a selling price hierarchy. The best  ESP for a deliverable is based on its vendor specific objective evidence or VSOE, if available, third party evidence TPE, if VSOE is not available, or ESP, if neither VSOE nor TPE is available.  Total arrangement fees will be allocated to each element using the relative selling price method.

Services revenue is recognized as the services are rendered.  Project related expenses are passed through at cost to clients. Revenue from time and materials contracts are recognized as billed (clients are billed monthly) unless the project has a major deliverable(s) associated with it, in which case the revenue is deferred until the major deliverable(s) is provided.

Revenue also consists of monthly fees for data center services and solutions including managed infrastructure and managed services and is included within “data center services and solutions” revenue in the accompanying consolidated statements of operations. Revenue from managed infrastructure and managed services is billed and recognized over the term of the contract which is generally one to five years.

Shipping and handling costs associated with the shipment of goods are recorded as costs of sales in the consolidated statements of operations.

Income Taxes

The Company utilizes the asset and liability method of accounting for income taxes which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities, and net operating loss and tax credit carry-forwards, utilizing enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect of any future change in income tax rates is recognized in the period that includes the enactment date. The Company provides a valuation allowance for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefit or if future deductibility is uncertain.

According to Brazilian Tax Rules, all corporations are subject to corporate income and social contribution Federal taxes.

CIMCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009
(In thousands)

Recoverable Taxes

When a corporation renders services or sells goods to a government entity, the Federal entity upon paying the corporation for the services rendered or goods acquired, withholds part of the payment as a prepayment for the following Federal taxes:  PIS (turnover or sales tax), COFINS (social contribution taxes on gross revenues), CSLL (social contribution taxes on net profits) and IRPJ (corporate income tax). The withholding rates applicable to each tax are: (a) PIS: 0.65%; (b) COFINS: 3%; (c) CSLL: 1% and (d) IRPJ: 1.2% (acquisition of goods) or 4.8% (rendering of services).  The amounts of these withholding taxes correspond to a fraction of the total amount due by the Company of the same taxes for social contribution taxes and corporate income taxes. These amounts of withholding taxes paid upfront are an initial and partial payment of the same taxes, and will be deductible from the total amount of the same Federal taxes due by Cimcorp within the taxable period.  The Company is allowed to offset these amounts previously withheld while doing business with a Federal entity against any Federal taxes payable by the Company each month. These amounts previously withheld by the Federal entity and later applied to the Company’s Federal taxes payable are referred to as recoverable taxes. The Company has not recorded a provision for recoverable taxes as these amounts can be used to offset future taxes or can be requested to be refunded by the government for a period of 5 years.

When the Company bills its clients, including government agencies, the customer pays the Company the amount on the invoice less certain applicable taxes (PIS, COFINS, IRPJ, CSLL).  The taxes retained by the customer are remitted directly to the government. The difference between the total amount invoiced and the amount received by the Company is classified as recoverable taxes, which the Company will use to offset its own taxes payable to the government.  Billings for such taxes, $9,227 and $9,291 for December 31, 2010 and 2009, respectively, are included in revenue in the consolidated statements of operations.

Leases

The accounting for leases under ASC 840 Leases is based on the view that a lease that transfers substantially all of the benefits and risks of ownership of the leased asset should be accounted for as the acquisition of an asset and the incurrence of an obligation by the lessee and as a sale or financing by the lessor and that all other leases should be accounted for as operating leases.

The Company enters into certain lease arrangements with financial institutions for the acquisition of IT related equipment. These leases are classified as capital leases in accordance with ASC 840.  At the same time of the aforementioned lease arrangements, the Company enters into a similar transaction with its clients, whereby the leased equipment is subleased to its customers. The latter transaction is classified as a sales-type lease. As a result, the Company records its original obligation under the lease agreement and a net investment related to the receivable from the client transaction.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as the change in equity (net assets) of a business enterprise during a period from transactions and other events and circumstances from non-owner sources, and is comprised of “net income or loss” and “other comprehensive income (loss)”. The Company’s accumulated other comprehensive income (loss) consists solely of foreign currency translation adjustments.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Accounting estimates are used in determining, among other items, the assessment of recoverability of long-lived assets; the recognition and measurement of current and deferred income tax assets and liabilities (including the measurement of uncertain tax positions); allowance for doubtful accounts; long-term liabilities associated with tax and labor claims; and the determination of the fair value of leased equipments. Accordingly, actual results could differ from those estimates.

CIMCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009
(In thousands)

Recently Issued Accounting Standards

In October 2009, the FASB issued ASC 985-605, “Software Revenue Recognition.” This guidance changes the accounting model for revenue arrangements that include both tangible products and software elements that are “essential to the functionality,” and scopes these products out of current software revenue guidance. The new guidance will include factors to help companies determine what software elements are considered “essential to the functionality.” The amendments will now subject software-enabled products to other revenue guidance and disclosure requirements, such as guidance surrounding revenue arrangements with multiple deliverables. The amendments in this guidance are effective prospectively for revenue arrangements entered into or materially modified in the fiscal years beginning on or after June 15, 2010. Early application is permitted. The Company is currently evaluating the requirements of this guidance and has not yet determined the impact of its adoption on the Company’s consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying consolidated financial statements.

NOTE 3 – LEASE PAYMENTS RECEIVABLE

Lease payments receivable result from sales-type leases that are discounted to their present values at the prevailing market rates. As of December 31, 2010 and 2009, amounts receivable under sales-type leases consisted of (in thousands):

	December	December
Lease Payments Receivable Under Capital Leases	31, 2010	31, 2009

2010	$-	$2,505
2011	3,805	1,655
2012	2,454	362
2013	1,381	-
2014	228	-
Total lease payments receivable under sales-type leases	7,868	4,522
Less amount representing interest	(1,396)	(712)
Net lease payments receivable under sales-type leases	6,472	3,810
Less current portion of lease payments receivable under sales-type leases	(2,956)	(2,009)
Long-term lease payments receivable under sales-type leases	$3,516	$1,801

In addition to the leases above, in 2010, the Company entered into a similar sales-lease type arrangement with Westcon Brasil Ltda. (“Westcon”), a third-party that specializes in buying and selling IT equipment and solutions. This specific arrangement was completed as part of a lease contract with Cidade Administrativa de Minas Gerais - CAMG (Administrative City of Minas Gerais, one of Brazil’s 26 states). As of December 31, 2010, lease payments receivable under Westcon sales-type lease consisted of (in thousands):

CIMCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009
(In thousands)

December
Lease Payments Receivable Under Westcon Capital Leases	31, 2010

2011	$6,961
2012	7,017
2013	7,017
2014	6,453
Total lease payments receivable under Westcon sales-type leases	27,448
Less amount representing interest	(8,066)
Net lease payments receivable under Westcon sales-type leases	19,382
Less current portion of lease payments receivable under Westcon sales-type leases	(3,616)
Long-term lease payments receivable under Westcon sales-type leases	$15,766

NOTE 4 – PROPERTY AND EQUIPMENT, NET

As of December 31, 2010 and 2009, property and equipment, net consisted of (in thousands):

	December	December
	31, 2010	31, 2009
Machinery and equipment	$159	$151
Furniture and fixtures	352	304
Computer equipment	6,479	6,123
Leasehold improvements	236	227
Total property and equipment	7,226	6,805

Less accumulated depreciation and amortization	(5,819)	(4,960)

Total property and equipment, net	$1,407	$1,845

Depreciation and amortization for the years ended December 31, 2010 and 2009 amounted to $1,333 and $408, respectively.

NOTE 5– INTANGIBLE ASSETS, NET

At December 31, 2010 the gross carrying amount and accumulated amortization of intangible assets subject to amortization are as follows:
	Gross Assets	Accumulated Amortization	Net
Trademark	$11	$-	$11
Software	992	(827)	165
Total	$1,003	$(827)	$176

At December 31, 2009 the gross carrying amount and accumulated amortization of intangible assets subject to amortization are as follows:

	Gross Assets	Accumulated Amortization	Net
Trademark	$9	$-	$9
Software	928	(679)	249
Total	$937	$(679)	$258

Amortization expense for the years ended December 31, 2010 and 2009 amount to $148 and $96, respectively.

CIMCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009
(In thousands)

NOTE 6 – ACCRUED LIABILITIES

Accrued liabilities consisted of (in thousands):

	December 31, 2010	December 31, 2009

Accrued expenses	$833	$1,026
Accrued payroll expenses	636	988
Sales taxes payable	453	228
Income taxes payable	126	215
Accrued interest	96	115
Accrued commission expenses	227	207
Other	-	165
Provisions for contingent obligation	34	306
Total	$2,405	$3,250

NOTE 7 – DEBT

As of December 31, 2010 and 2009, long-term debt consists of the following (in thousands):

	December	December
	31, 2010	31, 2009

Banco Itaú working capital loan	$700	$1,675
Banco Safra working capital loan	1,973	623
Banco Votorantim working capital loan	2,401	-
Banco Bradesco working capital loans	7,374	-
Banco Itaú revolving line of credit	-	520
Other	9	9
Total	12,457	2,827

Less current maturities of long-term debt	(4,475)	(2,148)

Total long-term debt	$7,982	$679

Banco Itaú working capital loan

On August 18, 2009, the Company secured a working capital loan from Banco Itaú in the amount of $2,065 (R$ 3,500). The loan is payable in 24 installments through August 2011 and follows a pricing model in which interest payments increases over time, yielding an effective interest rate of 20% per year. This loan is secured by Cimcorp’s accounts receivable.   In the event of a default, the amount due shall bear delinquent interest of 12% per annum and a late payment surcharge. As of December 31, 2010 and 2009, the balance due on the loan was $700 and $1,675, respectively. The minimum payment is $87 per month.

Banco Safra working capital loan

On May 20, 2010, the Company secured a working capital loan from Banco Safra in the amount of $2,360 (R$ 4,000) at an interest rate of 6.8% plus CDI (interbank deposit certificate – 9.7% at 12/31/2010) per annum and a maturity date of May 2011.  This agreement is secured by the accounts receivable related to certain client contracts. In the event of a default, the amount due shall bear a delinquent interest of 12% per annum and a fine of 2%.  As of December 31, 2010 and 2009, the balance due on the loan was $1,973 and $623, respectively. The minimum payment is $59 per month.

Banco Votorantim working capital loan

On October 15, 2010, the Company secured a working capital loan from Banco Votorantim in the amount of $2,360 (R$4,000)  at an interest rate of 6.0% plus DI (interbank deposit – 9.7% at 12/31/2010) per annum and a maturity date of January 30, 2014.  This loan is secured by Cimcorp’s accounts receivable.  As of December 31, 2010 and 2009, the balance due on the loan was $2,401and $0, respectively. The minimum payment is $72 per month.

CIMCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009
(In thousands)

Banco Bradesco working capital loans

On April 13, 2010, the Company secured a working capital loan from Banco Bradesco in the amount of $229 (R$ 388) at an interest rate of 16.4% per annum and a maturity date of April 2014.  This loan is secured by Cimcorp’s accounts receivable.  As of December 31, 2010 and 2009, the balance due on the promissory note was $202 and $0, respectively. The minimum payment is $6 per month.

Additionally, on November 29, 2010, the Company secured another working capital loan from Banco Bradesco in the amount of $7,080 (R$ 12,000) at an interest rate of 6.8% plus CDI (interbank deposit certificate – 9.7% at 12/31/2010) per annum and a maturity date of November 28, 2014.  This loan is also secured by Cimcorp’s accounts receivable. As of December 31, 2010 and 2009, the balance due on the loan was $7,172 and $0, respectively. The minimum payment is $151 per month.

Banco Itaú revolving line of credit

Cimcorp has the option of using an unsecured revolving line of credit linked to certain Banco Itaú bank accounts.  As of December 31, 2010 and 2009, the balance outstanding on the line of credit was $0 and $520, respectively.  The line of credit does not have a maturity date and has interest rate of 25.3% per annum.

Future minimum principal payments on long-term debt are as follows (in thousands):

2011	$4,475
2012	3,195
2013	2,968
2014	1,819
Total minimum payments	$12,457

NOTE 8 – CAPITAL LEASE OBLIGATIONS

Cimcorp enters into capital lease arrangements with financial institutions (Banco do Brasil, Bradesco, CIT, Safra and Banco Itaú) for the acquisition of IT related equipment, which, in turn, is subleased to its customers. See Note 3 for sales-type lease payments receivable.

Future minimum payments under capital lease obligations in each of the subsequent to December 31, 2010 are as follows:

Amount
Capital lease obligations:
2011	$2,504
2012	1,678
2013	1,133
2014	40
Total minimum lease payments	5,355
Less amount representing interest	(698)
Net minimum lease payments	4,657
Less current portion of obligations under capital leases	(3,820)
Long-term obligations under capital leases	$837

NOTE 9 – DEFERRED REVENUE AND COSTS

The Company entered into certain sales-type leases with customers, in which the underlying equipment was initially procured using a capital lease financing that restricted the Company from transferring title or ownership. In these situations, the Company defers the revenue and costs related to the sales-type lease until the initial capital lease financing obligation is satisfied and/or title can be transferred.

CIMCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009
(In thousands)

Deferred Revenue

The following table summarizes the deferred revenue related to sales-type leases:

	December	December
	31, 2010	31, 2009
Current	$920	$2,773
Non-current	6,480	2,877
	$7,400	$5,650

Deferred Costs

The following table summarizes the deferred costs related to sales-type leases:
	December	December
	31, 2010	31, 2009
Current	$677	$2,105
Non-current	4,510	2,074
	$5,187	$4,179

NOTE 10 – WESTCON CAPITAL LEASE OBLIGATIONS

In addition to the leases entered into with the financial institutions aforementioned in Note 8 during 2010, the Company entered into a similar sales-lease type arrangement with Westcon, a third-party that specializes in buying and selling IT equipment and solutions. This specific arrangement was completed as part of a lease contract with Cidade Administrativa de Minas Gerais - CAMG (Administrative City of Minas Gerais, one of Brazil’s 26 states). The lease obligation is guaranteed by the sales contract receivable, which has a term of 56 months.

Future minimum payments under the Westcon capital lease obligations in each of the subsequent periods to December 31, 2010 are as follows:

Amount
Capital lease obligations:
2011	$3,757
2012	4,604
2013	4,604
2014	3,878
Total minimum lease payments	16,843
Less amount representing interest	(5,017)
Net minimum lease payments	11,826
Less current portion of obligations under capital leases	(1,726)
Long-term obligations under capital leases	$10,100

NOTE 11 – TAXES

The provision (benefit) for income taxes for the years ended December 31, 2010 and 2009 consist of the following:

	December	December
	31, 2010	31, 2009
Current:
Current	$278	$953
Deferred	-	-
Total	$278	$953

CIMCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009
(In thousands)

The provision (benefit) for income taxes differs from the amount of income tax determined by applying the applicable Brazilian statutory income tax rate of 34% for the December 31, 2010 and 2009 to the loss before taxes as a result of the following differences (in thousands):

	December		December
	31, 2010		31, 2009
Income (loss) before income taxes	$3,737		$(3,559)
Statutory tax rate	34%		34%
Total tax at statutory rate	1,271		(1,210)
Permanent difference - REFIS		-	323
Permanent difference – depreciation		-	141
Permanent difference – provision for investment	396		350
Permanent difference – fixed asset and intangible	134		-
Permanent difference – investment	(448)		-
Permanent difference – equity method	-		(681)
Others	483		599
Total	1,836		(478)
Changes in valuation allowance	(1,558)		1,431

Income tax expense	$278		$953

Deferred income taxes reflect the tax impact of temporary differences between the amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations.

Deferred tax assets and (liabilities) at December 31, 2010 and 2009 are comprised of the following (in thousands):

	December 31, 2010	December 31, 2009

Provisions for contingent obligations	$2,182	$2,086
Allowance for bad debt expense	491	521
Sales-type leases	(315)	1,598
Accrued expenses	283	496
Accrued taxes	365	-
Tax loss carryforwards	137	-
Gross deferred tax assets	3,143	4,701
Change in valuation allowance	(3,143)	(4,701)
Net deferred tax assets	$-	$-

Brazilian tax law allows tax losses to be carried forward indefinitely to be utilized to offset future taxable income. Tax legislation enacted in 1995 limits the utilization of tax loss carryforwards in a given year to 30% of taxable income. At December 31, 2010 and 2009, the Company and its subsidiaries had tax loss carryforwards of $402 and $0 , respectively.

The valuation allowance related to the tax loss carryforwards and temporary differences was established for the portions or all of deferred tax assets whose realization cannot be assessed as more likely than not.

TAXES PAYABLE - Adherence to the Program of Subdivision of Federal Taxes (“REFIS”)

REFIS is Brazilian Federal Taxes Installment Payment Program to finance past due taxes in up to 180 installments.  The Company filed its adherence to the REFIS program, as provided in Law no. 11941 of May 27, 2009, and including all of its debts with the Receita Federal do Brasil and Procuradoria-Geral da Fazenda Nacional (Brazilian IRS) maturing through December 31, 2010.

Included in taxes payable as of December 31, 2010 and 2009 are $1,372 and $1,173, respectively, of amounts due under the REFIS program.

CIMCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009
(In thousands)

RECOVERABLE TAXES

As of December 31, 2010 and 2009, recoverable taxes consisted of (in thousands):

	December	December
	31, 2010	31, 2009
Recoverable Federal taxes (1)	$2,573	$2,658
Recoverable state tax - ICMS (2)	231	107
Value-added taxes (3)	2,218	1,055
	$5,022	$3,820

(1) IRPJ: Brazilian Federal income tax on taxable net profits.
     CSLL: Social contribution on taxable net profits, created to finance social programs and funds.
(2) ICMS: State tax on sales of goods and services.
(3) Value-added taxes (PIS and COFINS) on goods and services sold.

According to Brazilian tax rules, payments made by Federal public entities for rendering of services or acquisition of goods are subject to the following withholding Federal taxes: PIS (turnover tax), COFINS (social contribution on gross revenues), CSLL (social contribution on net profits) and IRPJ (corporate income tax). The rates applicable to each tax are: (a) PIS: 0.65%; (b) COFINS: 3%; (c) CSLL: 1% and (d) IRPJ: 1.2% (acquisition of goods) or 4.8% (rendering of services).

In general, the amounts of withholding taxes correspond to a fraction of the total amount due by Cimcorp of the same taxes. In other words, the amounts of withholding taxes will be deemed as an initial and partial payment of the same taxes, and will be deductible from the total amount of the same Federal taxes due by Cimcorp within the taxable period.

Cimcorp is allowed to offset the amount previously withheld of Federal taxes over payments made by Federal public entities (recoverable taxes) with the amount due each month of the same taxes.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

As of December 31, 2010 and 2009, other long-term liabilities are comprised of the following:

	December	December
	31, 2010	31, 2009
ISS tax claims (1)	$3,078	$2,683
Uncertain tax positions (2)	1,165	1,066
PPI program (3)	1,139	1,090
Labor related claims (4)	1,049	979
Other	64	61
Totals	6,495	5,879
Less: Current portion	(34)	(306)
Other long-term liabilities	$6,461	$5,573

(1)	ISS Tax Claims
The municipality of São Paulo has several tax claims alleging that the Company owes ISS (service taxes – Imposto Sobre Serviços) on services rendered by the Company to customers within the municipality.  The Company has recorded a $3,078 provision representing the portion of the claims, including accrued interest and penalties, deemed to be probable of payment upon ultimate settlement.

(2)	Uncertain tax positions
The Company has provided a liability for uncertain tax positions, including accrued interest and penalties, deemed more-likely-than not to be probable of payment under a presumed audit.

A reconciliation of the beginning and ending amount of uncertain tax positions are as follows:

CIMCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009
(In thousands)

Balance at December 31, 2008	$715
Interest	44
Additions based on current year tax positions	55
Foreign exchange impact	252
Balance at December 31, 2009	1,066
Interest	49
Foreign exchange impact	50
Balance at December 31, 2010	$1,165

The Company recognizes accrued interest in interest expense and penalties in selling, general, and administrative expenses. During the years ended December 31, 2010 and 2009, the Company recognized approximately $66 and $81, respectively, of interest and penalties.

The Company’s total unrecognized tax benefit, not including interest and penalties, as of December 31, 2010 was $3,423, of which $563 would affect the effective tax rate if the Company were to recognize the tax benefit.   The Company estimates that none of this will be paid within the next 12 months. However, the Company believes that it is reasonably possible that within the next 12 months unrecognized tax benefits will remain unchanged despite the expiration of certain statutes of limitations.

(3)	PPI Program
The Company adhered to an Incentive Installments Program (PPI), as provided in Law  No . 14129 of January 11, 2006, for a portion of its ISS tax claims received from the Municipality of Sao Paulo. The amounts included in the PPI program will be paid in 120 installments.  This payment method offers reductions of 50% of the specific fines for late payment charges, 100% of interest and 50% of legal costs.

(4)	Labor
Labor contingencies refer to labor claims for, among other things, overtime, wage equivalence, work conditions. The amounts recorded by the Company have been assessed as probable by its legal advisors. The Company has recorded of $1,049 and $979 that our legal advisors assessed as probable in 2010 and 2009, respectively.

All contingent obligations are classified as long-term as the Company does not expect to pay any of these amounts in fiscal 2011 and include accrued interest and penalties amounting to $3,125 and $2,662 as of December 31, 2010 and 2009, respectively.

The Company leases various office spaces under non-cancelable operating leases which expire at various times from 2012 to 2014. Future aggregate minimum lease payments under non-cancelable operating leases as of December 31, 2010 were as follows (in thousands):

2011	$641
2012	613
2013	386
2014	80
Total minimum lease payments	$1,720

The Company’s underlying leases are secured by open letters of credit from Banco Bradesco.  Rent expense for the years ended December 31, 2010 and 2009 was $655 and 761, respectively.

NOTE 13 – CAPITAL STOCK

The Company is authorized to issue 11,713,316 shares of Common stock, with a $0.01 par value per share.  In addition, the Company is authorized to issue 4,554,307, 184,473 and 598,789 shares of Series A, B and C Preferred stock, respectively.  Each Preferred stock has a par value per share of $0.01.

During the year ended December 31, 2009, the Company repurchased 4,554,307 and 184,473 shares of Series A and B Preferred Stock for a total cash consideration of $1,658.

CIMCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009
(In thousands)

NOTE 14 – SUBSEQUENT EVENTS

In accordance with FASB ASC 855 “Subsequent Events”, the Company has evaluated subsequent events through the date of the issuance January 9, 2012 .

On July 20, 2011, the Company repurchased 347,587 shares of Common stock for a total consideration of $ 2,006 (R$3,140), of which $1,314 (R$2,057) was paid upon closing and the remaining $692 (R$1,083) will be payable in 4 quarterly installments of $173 (R$271).

On August 2, 2011, the Midas Medici Group Holdings completed the acquisition of a 60% interest in Cimcorp pursuant to the terms of the Stock Purchase Agreement (the “SPA”).

Pursuant to the terms of the SPA, the selling shareholders (“Seller”) will sell on January 24, 2012 (but no later than January 27, 2012) an additional 20% of the shares of Cimcorp (“Tranche A”) to Midas Medici Group Holdings for a purchase price of Nine Million Brazilian Reais ($5,817), which purchase price shall be subject to certain adjustment to the Brazil CPI index provided, however, such adjustment shall be capped at 7%.

Midas Medici Group Holdings has the right to purchase the remaining 20% of the shares of Cimcorp at any time during the 12 and 24 month anniversary of the initial closing at a purchase price of Nine Million Brazilian Reais ($5,817), subject to certain adjustments as set forth in the SPA. The Seller and minority shareholders’ of Cimcorp have the right to elect to have the Company purchase the remaining 20% of the shares of Cimcorp (the “Tranche B”) 30 days after the 24 month anniversary of the initial closing. The SPA provides that in the event the Company undergoes a change in control, as defined, or transfers more than 50% of the shares of Cimcorp the purchase of Tranches A and B shall be accelerated. The Seller’s right to have the Company purchase the remaining 20% of the shares of Cimcorp, resulted in recognition of a redeemable noncontrolling interest in Cimcorp on the date of acquisition.

CIMCORP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands except share amounts)

	July		December
ASSETS	31, 2011		31, 2010
			(Note 1)
Current assets:
Cash and cash equivalents	$436		$3,540
Accounts receivable - trade, net of allowance for doubtful accounts of $1,618 and $1,444 respectively	9,845		6,885
Lease payments receivable, current	3,092		2,956
Lease payments receivable – Westcon	4,555		3,616
Deferred costs, current	3,991		2,005
Prepaid expenses and other current assets	1,965		926
Recoverable taxes, current	1,932		-
Total current assets	25,816		19,928

Property and equipment, net	1,268		1,407
Accounts receivable - trade, long-term	-		237
Lease payments receivable, long-term	2,460		3,516
Lease payments receivable - Wetscon, long-term	14,720		15,766
Recoverable taxes, long term	5,150		5,022
Intangible assets, net	126		176
Other assets	514		640
Deferred costs, net of current portion	3,310		4,510

Totals	$53,364		$51,202

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
Accounts payable	$8,079		$6,584
Accrued liabilities	1,983		2,405
Westcon capital lease	2,992		1,726
Current Portion of capital leases	3,048		3,820
Current maturities of long-term debt	8,387		4,475
Current portion of deferred revenue	2,787		920
Total current liabilities	27,276		19,930

Long-term debt, net of current maturities	7,057		7,982
Westcon capital lease, net of current maturities	9,259		10,100
Capital leases, net of current maturities	751		837
Deferred revenue, net of current portion	4,849		6,480
Other long-term liabilities	7,618		6,461
Taxes payable	2,284		2,189
Total liabilities	59,094		53,979

Stockholders' deficiency:
Preferred stock Series A, $0.01 par value, 4,554,307 shares authorized, no shares issued and outstanding as of July 31, 2011 and December 31, 2010	-		-
Preferred stock Series B, $0.01 par value, 184,473 shares authorized, no shares issued and outstanding as of July 31, 2011 and December 31, 2010		-	-
Preferred stock Series C, $0.01 par value, 598,789 shares authorized, no shares issued and outstanding as of July 31, 2011 and December 31, 2010	-		-
Common stock $0.01 par value, 11,713,316 shares authorized, 6,375,748 shares issued and outstanding as of July 31, 2011 and December 31, 2010	64		64
Additional paid-in capital	4,031		5,424
Accumulated deficit	(9,683)		(7,176)
Accumulated other comprehensive loss	(142)		(1,089)
Total stockholders' deficiency	(5,730)		(2,777)

Totals	$53,364		$51,202

See the accompanying notes to the unaudited condensed consolidated financial statements.

CIMCORP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SEVEN MONTHS ENDED JULY 31, 2011 AND 2010
 (In thousands except, share and per share amounts)

	July 31, 2011	July 31, 2010
Revenue:
IT infrastructure services	$26,699	$24,731
Data center services and solutions	10,500	11,727
Leases	3,706	21,770
Totals	40,905	58,228

Operating expenses:
Cost of IT infrastructure services and solutions	(19,135)	(16,577)
Data center services and solutions	(6,699)	(7,307)
Cost of Leases	(796)	(13,309)
Selling, general and administrative expenses	(13,221)	(11,257)
Depreciation and amortization expense	(353)	(414)
Totals	(40,204)	(48,864)

Income from operations	701	9,364

Other income (expense):
Interest income	254	207
Interest expense	(3,323)	(771)

Totals	(3,069)	(564)

Income (loss) before income taxes	(2,368)	8,800
Income tax expense	(139)	(167)
Net income (loss)	$(2,507)	$8,633

See the accompanying notes to the unaudited condensed consolidated financial statements.

CIMCORP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY AND COMPREHENSIVE INCOME (LOSS)
FOR THE SEVEN MONTHS ENDED JULY 31, 2011
(In thousands except share amounts)

			Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Total Stockholders’	Comprehensive Income
	Common Stock		Capital	Deficit	Loss	Deficiency	(Loss)
	Shares	Amount
Balance at December 31, 2010	6,375,748	$64	$5,424	$(7,176)	$(1,089)	$(2,777)

Net loss				(2,507)		(2,507)	$(2,507)

Repurchase of Stock			(1,393)			(1,393)	-

Gain on foreign currency translation					947	947	947

Comprehensive Loss							$(1,560)

Balance at July 31, 2011	6,375,748	$64	$4,031	$(9,683)	$(142)	$(5,730)

See the accompanying notes to the unaudited condensed consolidated financial statements.

CIMCORP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SEVEN MONTHS ENDED JULY 31, 2011 AND 2010
(In thousands)

	July 31, 2011	July 31, 2010
Operating activities:
Net (loss) income	$(2,507)	$8,633
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	353	414
Changes in operating assets and liabilities:
Accounts receivable – trade	(2,179)	1,724
Lease payments receivable	1,414	(3,065)
Lease payments receivable – Westcon	3,157	(7,263)
Deferred Cost	360	2,084
Prepaid expenses and other current assets	(968)	427
Recoverable Taxes	(1,677)	(1,764)
Other Assets	175	242
Accounts payable	993	(5,827)
Accrued liabilities	(605)	(542)
Deferred revenue	(329)	2,366
Other Long-term liabilities	644	354
Income taxes payable	(72)	760
Net cash used in operating activities	(1,241)	(1,457)

Investing activities – Purchase of property and equipment	(68)	(97)

Financing activities:
Proceeds from debt	1,843	2,276
Principal payments of debt	(2,502)	(1,293)
Repayments of Westcon capital lease obligations	(2,049)	(174)
Repayments on capital lease obligations	(1,862)	(1,682)
Repurchase of stock	(1,393)	-
Net cash used in financing activities	(5,963)	(873)

Effect of exchange rate changes on cash	4,168	1,954

Net decrease in cash and cash equivalents	(3,104)	(473)

Cash and cash equivalents at beginning of period	3,540	926
Cash and cash equivalents at end of period	$436	$453

Supplemental cash flow information:
Cash paid for interest	$1,561	$542
Cash paid for income taxes	$-	$189

Supplemental schedule of non-cash investing and financing activities:
Equipment acquired under capital lease	$253	$2,525
Equipment acquired under capital lease –Westcon	$278	$10,918

See the accompanying notes to the unaudited condensed consolidated financial statements.

CIMCORP INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2011
(In thousands except share amounts)

 NOTE 1 – DESCRIPTION OF BUSINESS

Cimcorp Inc. is a Cayman Islands company that owns CIMCORP COMÉRCIO INTERNACIONAL e INFORMÁTICA S.A (“Cimcorp SA”), the operating entity located in Brazil. Cimcorp SA’s subsidiaries consist of Cimcorp Comércio e Serviços de Tecnologia e Informática Ltda and Cimcorp USA, LLC. (collectively “Cimcorp”or the “Company”). Cimcorp is 100% owned by Cairene Investments LLC.

The Company provides government and select private enterprises and institutions with leading-edge IT solutions and has been in operation since 1988, helping its customers to plan, build support and manage their IT infrastructure, including performance management, virtualization, cloud computing, business continuity and disaster recovery planning, outsourcing and infrastructure as a service.

NOTE 2 – SUMMARY OF ACCOUNTING POLICIES

Interim Presentation

These interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America applying to interim financial information.  Accordingly, certain information and footnote disclosures required by accounting principles generally accepted in the United States of America and normally included in the Company’s annual financial statements have been condensed or omitted.  These interim financial statements as of and for the seven months ended July 31, 2011 are unaudited; however, in the opinion of management, such statements include all adjustments (consisting of normal recurring accruals) necessary to present fairly the consolidated financial position, results of operations and cash flows of the Company for the periods presented.  The results of operations for the interim periods presented are not necessarily indicative of the results that might be expected for future interim periods or for the full year ending December 31, 2011.  The balance sheet at December 31, 2010 has been derived from the audited financial statements at that date.  These interim financial statements should be read in conjunction with the Company’s consolidated financial statements and notes thereto included elsewhere in this document for the year ended December 31, 2010.

Principles of Consolidation

The accompanying condensed consolidated interim financial statements include the accounts of Cimcorp, Inc. and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Segment Reporting

Operating segments are defined as components of an enterprise for which separate financial information is available and evaluated regularly by the chief operating decision maker, or decision making group, in deciding the method to allocate resources and assess performance. The Company has one reportable business segment which is operated in Brazil.

Foreign Currency Translation and Transactions

The U.S. dollar is the reporting currency for all periods presented. The financial information for the Company’s foreign operations  is measured using the local currency (Brazilian Real) as the functional currency. Assets and liabilities for the Company’s foreign subsidiaries are translated into U.S. dollars at the exchange rate in effect on the respective balance sheet dates, and revenues and expenses are translated into U.S. dollars based on the average rate of exchange for the corresponding period. Exchange rate differences resulting from translation adjustments are accounted for as a component of accumulated other comprehensive income (loss). Gains and (losses) from foreign currency transactions resulting from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are reflected in the condensed consolidated statements of operations under the line item selling, general and administrative expenses. For the seven months ended July 31, 2011 and 2010, foreign currency transaction gains amounted to $107 and $3.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and short-term investments with original maturities of three months or less.

Accounts Receivable-Trade and Allowance for Doubtful Accounts

Accounts receivable-trade consists primarily of amounts due to the Company from its normal business activities. The Company maintains an allowance for doubtful accounts to reflect the expected uncollectability of accounts receivable based on past collection history and specific risks identified among uncollected amounts and ongoing credit evaluations of its customers. Accounts receivable are charged off against the allowance for doubtful accounts when the Company determines that the receivable will not be collected.

Concentration of Credit Risk, Supply Risk and Economic Conditions

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.  The Company maintains its cash and cash equivalents with high-credit quality financial institutions, however, such balances are not insured. As of July 31, 2011 and December 31, 2010, one customer comprised approximately 30% and 16% of consolidated accounts receivable, respectively, and one customer comprised approximately 60% and 75% of total lease payments receivable, respectively.  Approximately 14% and 31%, respectively, of the Company's revenue for the seven months ended July 31, 2011 and 2010 were derived from one customer.

CIMCORP INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2011
(In thousands except share amounts)

Approximately 39% and 61%,  of the Company's hardware and software purchases for the seven months ended July 31, 2011 and 2010, respectively, were derived from one vendor and approximately 27% and 46% of accounts payable at July 31, 2011 and Deecember 31, 2010, respectively, were due to this vendor.

Deferred Costs

The Company entered into certain sales-type leases with customers, in which the underlying equipment was initially procured using a capital lease financing that restricted the Company from transferring title or ownership. In these situations, the Company defers the revenue and costs related to the sales-type leases until the initial capital lease financing obligation is satisfied and/or title can be transferred.

Property and equipment

Property and equipment are carried at cost, net of accumulated depreciation and amortization. Depreciation and amortization is computed using the straight-line method over the following estimated useful lives:

Computers, software and equipment	5 - 10 years
Office furniture and fixtures	2 - 10 years
Leasehold improvements	3 – 10 years

Maintenance and repairs which neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred.

Long-Lived Assets

Property and equipment and definite lived intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell, and depreciation ceases.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, debt obligations and revolving credit facilities approximate their fair values due to their short-term nature and/or variable interest rates. The Company’s debt and capital lease obligations bear interest at rates which approximate prevailing market rates for instruments with similar characteristics and, accordingly, the carrying values for these instruments approximate fair value.  As of July 31, 2011 and 2010, the Company does not have financial assets or financial liabilities that are measured at fair value on a recurring basis.

Revenue Recognition

The Company derives revenues from data center services, IT infrastructure services and equipment leases.

Data center services are comprised of managed infrastructure, managed services, resale of software and support services. IT infrastructure services include the resale of software and hardware, along with consulting, integration and training services.  Equipment leases comprise the sale of equipment through sales-type leases.

The Company recognizes revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) delivery has occurred; (3) the collection of fees is probable; and (4) the amount of fees to be paid by the customer is fixed or determinable. Delivery does not occur until products have been shipped or services have been provided and risk of loss has transferred to the client.

CIMCORP INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2011
(In thousands except share amounts)

When the Company provides a combination of the above referenced products or services to its customers, recognition of revenues for the hardware and related maintenance services component is evaluated to determine if any software included in the arrangement is not essential to the functionality of the hardware based on accounting guidance related to “Non-Software  Deliverables in an Arrangement Containing More-Than-Incidental Software.”  Hardware and related elements qualify for separation when the services have value on a stand-alone basis, objective and verifiable evidence of fair value of the separate elements exists and, in arrangements that include a general right of refund relative to the delivered element, performance of the undelivered element is considered probable and substantially in its control. Fair value is determined principally by reference to relevant third-party evidence of fair value. Such third-party information is readily available since the Company primarily resells products offered by its vendors. The application of the appropriate accounting guidance to the Company’s sales requires judgment and is dependent upon the specific transaction. The Company recognizes revenues from the sale of hardware products at the time of sale provided the revenue recognition criteria are met and any undelivered elements qualify for separation.

The Company sells equipment under capital lease arrangements. The Company uses the leases topic of the Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 840, Leases, to evaluate whether an arrangement is a capital or operating lease and to determine classification of capital leases as either sales-type or direct financing.  For sales-type leases, the revenue allocated to the equipment is recognized when the lease term commences, which the Company deems to be when all of the following conditions have been met: (i) the equipment has been installed and (ii)  receipt of the written customer acceptance certifying the completion of installation, provided collectability is reasonably assured.  The initial revenue recognized for sales-type leases consists of the present value of future payments computed at the interest rate implicit in the lease.  The determination of the fair value of the leased equipment requires judgment and can impact the split between revenue and finance income over the lease term. The Company includes interest income from sales-type leases in its revenues based on the effective interest rate of its lease agreements.  As of December 31, 2010 and 2009, the amount of interest income included as part of leases revenue is $2,705 and $1,662, respectively.

The Company had entered into certain sales-type leases with customers, in which the underlying equipment was initially procured using a capital lease financing that restricted the Company from transferring title or ownership. In these situations, the Company has deferred revenue and costs related to the sales-type leases until the initial capital lease financing obligation was satisfied and/or title could be transferred.

In arrangements that include multiple elements, including software licenses, maintenance and/or professional services, the Company evaluates each element in a multiple-element arrangement to determine whether it represents a separate unit of accounting. An element constitutes a separate unit of accounting when the delivered item has stand alone value and delivery of the undelivered element is probable and within our control.  The Company determines the best estimated selling price or ESP of each element in an arrangement based on a selling price hierarchy. The best ESP for a deliverable is based on its vendor specific objective evidence or VSOE, if available, third party evidence TPE, if VSOE is not available, or ESP, if neither VSOE nor TPE is available.  Total arrangement fees will be allocated to each element using the relative selling price method.

Services revenue is recognized as the services are rendered.  Project related expenses are passed through at cost to clients. Revenue from time and materials contracts are recognized as billed (clients are billed monthly) unless the project has a major deliverable(s) associated with it, in which case the revenue is deferred until the major deliverable(s) is provided.

Revenue also consists of monthly fees for data center services and solutions including managed infrastructure and managed services and is included within “data center services and solutions” revenue in the accompanying condensed consolidated statements of operations. Revenue from managed infrastructure and managed services is billed and recognized over the term of the contract which is generally one to five years.

Shipping and handling costs associated with the shipment of goods are recorded as costs of sales in the condensed consolidated statements of operations.

Income Taxes

The Company utilizes the asset and liability method of accounting for income taxes which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities, and net operating loss and tax credit carry-forwards, utilizing enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect of any future change in income tax rates is recognized in the period that includes the enactment date. The Company provides a valuation allowance for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefit or if future deductibility is uncertain.

CIMCORP INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2011
(In thousands except share amounts)

According to Brazilian Tax Rules, all corporations are subject to corporate income and social contribution Federal taxes.

Recoverable Taxes

When a corporation renders services or sells goods to a government entity, the Federal entity upon paying the corporation for the services rendered or goods acquired, withholds part of the payment as a prepayment for the following Federal taxes:  PIS (turnover or sales tax), COFINS (social contribution taxes on gross revenues), CSLL (social contribution taxes on net profits) and IRPJ (corporate income tax). The withholding rates applicable to each tax are: (a) PIS: 0.65%; (b) COFINS: 3%; (c) CSLL: 1% and (d) IRPJ: 1.2% (acquisition of goods) or 4.8% (rendering of services).  The amounts of these withholding taxes correspond to a fraction of the total amount due by the Company of the same taxes for social contribution taxes and corporate income taxes. These amounts of withholding taxes paid upfront are an initial and partial payment of the same taxes, and will be deductible from the total amount of the same Federal taxes due by Cimcorp within the taxable period.  The Company is allowed to offset these amounts previously withheld while doing business with a government entity against any Federal taxes payable by the Company each month. These amounts previously withheld by the Federal entity and later applied to the Company’s Federal taxes payable are referred to as recoverable taxes. The Company has not recorded a provision for recoverable taxes as these amounts can be used to offset future taxes or can be requested to be refunded by the government for a period of 5 years.

When the Company bills its clients, including government agencies, the customer pays the Company the amount on the invoice less certain applicable taxes (PIS, COFINS, IRPJ, CSLL).  The taxes retained by the customer are remitted directly to the government. The difference between the total amount invoiced and the amount received by the Company is classified as recoverable taxes, which the Company will use to offset its own taxes payable to the government.  Billings for such taxes, $6,054 and $6,085 for July 31, 2011 and 2010, respectively, are included in revenue in the condensed consolidated statements of operations.

Leases

The accounting for leases under ASC 840 Leases is based on the view that a lease that transfers substantially all of the benefits and risks of ownership of the leased asset should be accounted for as the acquisition of an asset and the incurrence of an obligation by the lessee and as a sale or financing by the lessor and that all other leases should be accounted for as operating leases.

The Company enters into certain lease arrangements with financial institutions for the acquisition of IT related equipment. These leases are classified as capital leases in accordance with ASC 840.  At the same time of the aforementioned lease arrangements, the Company enters into a similar transaction with its clients, whereby the leased equipment is subleased to its customers. The latter transaction is classified as a sales-type lease. As a result, the Company records its original obligation under the lease agreement and a net investment related to the receivable from the client transaction.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as the change in equity (net assets) of a business enterprise during a period from transactions and other events and circumstances from non-owner sources, and is comprised of “net income or loss” and “other comprehensive income (loss)”. The Company’s accumulated other comprehensive income (loss) consists solely of foreign currency translation adjustments included in the “CTA” component of stockholders’ deficiency.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Accounting estimates are used in determining, among other items, the assessment of recoverability of long-lived assets; the recognition and measurement of current and deferred income tax assets and liabilities (including the measurement of uncertain tax positions); allowance for doubtful accounts; long-term liabilities associated with tax and labor claims; and the determination of the fair value of leased equipments. Accordingly, actual results could differ from those estimates.

NOTE 3 – LEASE PAYMENTS RECEIVABLE

Lease payments receivable results from sales-type leases that are discounted to their present values at the prevailing market rates.

As of July 31, 2011 and December 31, 2010, amounts receivable under sales-type leases consisted of (in thousands):

CIMCORP INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2011
(In thousands except share amounts)

	July	December
Lease Payments Receivable Under Capital Leases	31, 2011	31, 2010

2011	$1,893	$3,805
2012	2,800	2,454
2013	1,539	1,381
2014	270	228
Total lease payments receivable under sales-type leases	6,502	7,868
Less amount representing interest	(950)	(1,396)
Net lease payments receivable under sales-type leases	5,552	6,472
Less current portion of lease payments receivable under sales-type leases	(3,092)	(2,956)
Long-term lease payments receivable under sales-type leases	$2,460	$3,516

In addition to the leases above, in 2010, the Company entered into a similar sales-lease type arrangement with Westcon Brasil Ltda, (“Westcon”), a third-party that specializes in buying and selling IT equipment and solutions. This specific arrangement was completed as part of a lease contract with Cidade Administrativa de Minas Gerais - CAMG (Administrative City of Minas Gerais, one of Brazil’s 26 states).  As of July 31, 2011 and December 31, 2010, lease payments receivable under Westcon sales-type lease consisted of (in thousands):

	July	December
Lease Payments Receivable Under Westcon Capital Leases	31, 2011	31, 2010

2011	$-	$6,961
2012	3,232	7,017
2013	7,784	7,017
2014	7,784	6,453
2015	7,186	-
Total lease payments receivable under Westcon sales-type leases	25,986	27,448
Less amount representing interest	(6,711)	(8,066)
Net lease payments receivable under Westcon sales-type leases	19,275	19,382
Less current portion of lease payments receivable under Westcon sales-type leases	(4,555)	(3,616)
Long-term lease payments receivable under Westcon sales-type leases	$14,720	$15,766

NOTE 4 – PROPERTY AND EQUIPMENT, NET

As of July 31, 2011 and December 31, 2010, property and equipment, net consisted of (in thousands):

	July	December
	31, 2011	31, 2010
Machinery and equipment	$136	$159
Furniture and fixtures	397	352
Computer equipment	6,842	6,479
Leasehold improvements	287	236
Total property and equipment	7,662	7,226

Less accumulated depreciation and amortization	(6,394)	(5,819)

Total property and equipment, net	$1,268	$1,407

Depreciation and amortization for the seven months ended July 31, 2011 and 2010 amounted to $292 and $324, respectively.

NOTE 5– INTANGIBLE ASSETS, NET

At July 31, 2011 the gross carrying amount and accumulated amortization of intangible assets subject to amortization are as follows:

CIMCORP INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2011
(In thousands except share amounts)

	Gross Assets	Accumulated Amortization	Net
Trademark	$11	$-	$11
Software	1,064	(949)	115
Total	$1,075	$(949)	$126

At December 31, 2010 the gross carrying amount and accumulated amortization of intangible assets subject to amortization are as follows:

	Gross Assets	Accumulated Amortization	Net
Trademark	$11	$-	$11
Software	992	(827)	165
Total	$1,003	$(827)	$176

Amortization expense for the seven months ended July 31, 2011 and 2010 amount to $61 and $90, respectively.

NOTE 6– ACCRUED LIABILITIES

Accrued liabilities consisted of (in thousands):

	July 31, 2011	December 31, 2010

Accrued expenses	$57	$833
Accrued payroll expenses	998	636
Sales taxes payable	641	453
Income taxes payable	63	126
Accrued interest	-	96
Accrued commission expenses	-	227
Customer prepayments	224	-
Provisions for contingent obligation	-	34
Total	$1,983	$2,405

NOTE 7 – DEBT

As of July 31, 2011 and December 31, 2010, long-term debt consists of the following (in thousands):

	July 31, 2011	December 31, 2010
Banco Itaú working capital loan	$2,342	$700
Banco Safra working capital loan	1,843	1,973
Banco Votorantim working capital loan	2,337	2,401
Banco Bradesco working capital loan	6,771	7,374
Revolving lines of credit	1,449	-
Note payable	693	-
Other	9	9
Total	15,444	12,457

Less current maturities of long-term debt	(8,387)	(4,475)

Total long-term debt	$7,057	$7,982

CIMCORP INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2011
(In thousands except share amounts)

Banco Itaú working capital loan

On August 18, 2009, the Company secured a working capital loan from Banco Itaú in the amount of $ 2,249 (R$ 3,500). The loan is payable in 24 installments through August 2011 and follows a pricing model in which interest payments increases over time, yielding an effective interest rate of 20% per year. This loan is secured by Cimcorp’s accounts receivable.   In the event of a default, the amount due shall bear delinquent interest of 12% per annum and a late payment surcharge. As of July 31, 2011 and December 31, 2010, the balance due on the promissory note was $93 and $700, respectively. The minimum payment is $90 per month.

On July 27, 2011, the Company secured a working capital loan from Banco Itaú in the amount of $2,249 (R$ 3,500) at an interest rate of 21.5% per annum. The loan is payable in 10 installments of $225 and matures in June 2012. This loan is secured by Cimcorp’s accounts receivable.   In the event of a default, the amount due shall bear delinquent interest of 12% per annum and a late payment surcharge. As of July 31, 2011 and December 31, 2010, the balance due on the promissory note was $2,249 and $0, respectively. The minimum payment is $225 per month.

Banco Safra working capital loan

On May 20, 2010, the Company secured a working capital loan from Banco Safra in the amount of $2,570 (R$ 4,000) at an interest rate of 6.8% plus CDI (interbank deposit certificate – 11.2% at July 31, 2011) per annum and a maturity date of May 2011.  This agreement is secured by the accounts receivable related to certain client contracts. In the event of a default, the amount due shall bear a delinquent interest of 12% per annum and a fine of 2%.  As of July 31, 2011 and December 31, 2010, the balance due on the promissory note was $1,843 and $1,973, respectively. The minimum payment is $70 per month.

Banco Votorantim working capital loan

On October 15, 2010, the Company secured a working capital loan from Banco Votorantim in the amount of $2,570 (R$4,000)  at an interest rate of 6.0% plus CDI (interbank deposit - 11.2% at July 31, 2011) per annum and a maturity date of January 30, 2014.  This loan is secured by Cimcorp’s accounts receivable.  As of July 31, 2011 and December 31, 2010, the balance due on the promissory note was $2,337 and $2,401, respectively. The minimum payment is $77 per month.

Banco Bradesco working capital loans

On April 13, 2010, the Company secured a working capital loan from Banco Bradesco in the amount of $249 (R$ 388) at an interest rate of 16.4% per annum and a maturity date of April 2014.  This loan is secured by Cimcorp’s accounts receivable.  As of July 31, 2011 and December 31, 2010, the balance due on the promissory note was $235 and $202, respectively. The minimum payment is $7 per month.

Additionally, on November 29, 2010, the Company secured another working capital loan from Banco Bradesco in the amount of $7,839 (R$ 12,000) at an interest rate of 6.8% plus CDI (interbank deposit certificate - 11.2% at July 31, 2011) per annum and a maturity date of November 28, 2014.  This loan is also secured by Cimcorp’s accounts receivable. As of July 31, 2011 and December 31, 2010, the balance due on the promissory note was $6,536 and $7,172, respectively. The minimum payment is $163 per month.

Revolving lines of credit

Cimcorp has the option of using an unsecured revolving line of credit linked to certain  bank accounts.  As of July 31, 2011, the Company had the following outstanding amounts in its revolving line of credit:

July
31, 2011
Banco do Brasil with interest rate at 5.6%	$884
Banco Safra with interest rate at 59.2%	296
Banco Bradesco with interest rate at 11.6%	269
$1,449

These lines of credit do not have maturity dates.

CIMCORP INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2011
(In thousands except share amounts)

Future minimum principal payments on long-term debt are as follows (in thousands):

2012	$8,387
2013	3,912
2014	2,492
2015	653
Total minimum payments	$15,444

NOTE 8– CAPITAL LEASES OBLIGATIONS

Cimcorp enters into certain capital lease arrangements with financial institutions (Banco do Brasil, Bradesco, CIT, Safra and Banco Itaú) for the acquisition of IT related equipment, which, in turn, is subleased to its customers. See Note 3 sales-type lease payments receivable.

Future minimum payments under capital lease obligations in each of the subsequent periods to July 31, 2011 are as follows:

Amount
Capital lease obligations:
2012	$2,405
2013	2,052
2014	298
Total minimum lease payments	4,755
Less amount representing interest	(956)
Net minimum lease payments	3,799
Less current portion of obligations under capital leases	(3,048)
Long-term obligations under capital leases	$751

NOTE 9– DEFERRED REVENUE AND COSTS

The Company entered into certain sales-type leases with customers, in which the underlying equipment was initially procured using a capital lease financing that restricted the Company from transferring title or ownership. In these situations, the Company has defers the revenue and costs related to the sales-type lease until the initial capital lease financing obligation is satisfied and/or title can be transferred.

Deferred Revenue

The following table summarizes the deferred revenue related to sales-type leases:

	July 31, 2011	December 31, 2010
Current	$2,787	$920
Non-current	4,849	6,480
	$7,636	$7,400

Deferred Costs

The following table summarizes the deferred costs related to sales-type leases:

	July 31, 2011	December 31, 2010
Current	$2,027	$677
Non-current	3,310	4,510
	$5,337	$5,187

CIMCORP INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2011
(In thousands except share amounts)

NOTE 10– WESTCON CAPITAL LEASE OBLIGATIONS

In addition to the leases entered into with the financial institutions aforementioned in Note 8, during 2011, the Company entered into a similar sales-lease type arrangement with Westcon, a third-party that specializes in buying and selling IT equipment and solutions.   This specific arrangement was completed as part of a lease contract with Cidade Administrativa de Minas Gerais - CAMG (Administrative City of Minas Gerais, one of Brazil’s 26 states and the second most populous). The lease obligation is guaranteed by the sales contract receivable, which has a term of 56 months.

Future minimum payments under the Westcon capital lease obligations in each of the subsequent periods to July 31, 2011 are as follows:

Amount
Capital lease obligations:

2012	$2,062
2013	5,032
2014	5,032
2015	4,255
Total minimum lease payments	16,381
Less amount representing interest	(4,130)
Net minimum lease payments	12,251
Less current portion of obligations under capital leases	(2,992)
Long-term obligations under capital leases	$9,259

CIMCORP INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2011
(In thousands except share amounts)

NOTE 11– RECOVERABLE TAXES

As of July 31, 2011 and December 31, 2010, recoverable taxes consisted of (in thousands):
	July	December
	31, 2011	31, 2010
Recoverable Federal taxes (1)	$4,542	$2,573
Recoverable state tax - ICMS (2)	324	231
Value-added taxes (3)	2,216	2,218
	7,082	5,022
Current portion	(1,932)	-
Long term portion	$5,150	$5,022

(1) IRPJ: Brazilian Federal income tax on taxable net profits.
     CSLL: Social contribution on taxable net profits, created to finance social programs and funds.
(2) ICMS: State tax on sales of goods and services.
(3) Value-added taxes (PIS and COFINS) on goods and services sold.
According to Brazilian tax rules, payments made by Federal public entities for rendering of services or acquisition of goods are subject to the following withholding Federal taxes: PIS (turnover tax), COFINS (social contribution on gross revenues), CSLL (social contribution on net profits) and IRPJ (corporate income tax). The rates applicable to each tax are: (a) PIS: 0.65%; (b) COFINS: 3%; (c) CSLL: 1% and (d) IRPJ: 1.2% (acquisition of goods) or 4.8% (rendering of services).

CIMCORP INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2011
(In thousands except share amounts)

NOTE 12– COMMITMENTS AND CONTINGENCIES

As of July 31, 2011 and 2010, other long-term liabilities are comprised of the following:

	July 31, 2011	December 31, 2010
ISS tax claims (1)	$3,512	$3,078
Uncertain tax positions (2)	1,312	1,165
PPI program (3)	1,218	1,139
Labor related claims (4)	1,507	1,049
Other	69	64
Totals	7,618	6,495
Less: Current portion	-	(34)
Other long-term liabilities	$7,618	$6,461

(1)	ISS Tax Claims
The municipality of São Paulo has several tax claims alleging that the Company owes ISS (service taxes – Imposto Sobre Serviços) on services rendered by the Company to customers within the municipality.  The Company has recorded a $3,512 provision representing the portion of the claims, including accrued interest and penalties, deemed to be probable of payment upon ultimate settlement.

(2)	Uncertain tax positions
The Company has provided a $1,312 liability for uncertain tax positions, including accrued interest and penalties, deemed more-likely-than not to be probable of payment, under a presumed audit.

A reconciliation of the beginning and ending amount of uncertain tax positions are as follows:

Balance at December 31, 2010	$1,165
Interest	37
Additions based on current year tax positions	14
Foreign exchange impact	96
Balance at July 31, 2011	$1,312

The Company recognizes accrued interest in interest expense and penalties in selling, general, and administrative expenses. During the years ended July 31, 2010 and 2009, the Company recognized approximately $43 and $16, respectively, of interest and penalties.

The Company’s total unrecognized tax benefit, not including interest and penalties, as of July 31, 2011 was $3,712, of which $611 would affect the effective tax rate if the Company were to recognize the tax benefit. We estimate that none of this will be paid within the next 12 months. However, we believe that it is reasonably possible that within the next 12 months unrecognized tax benefits will remain unchanged despite the expiration of certain statutes of limitations.

(3)	PPI Program
The Company adhered to an Incentive Installments Program (PPI), as provided in Law No . 14129 of January 11, 2006, for a portion of its ISS tax claims received from the Municipality of Sao Paulo. The amounts included in the PPI program will be paid in 120 installments.  This payment method offers reductions of 50% of the specific fines for late payment charges, 100% of interest and 50% of legal costs.

(4)	Labor
Labor contingencies refer to labor claims for, among other things, overtime, wage equivalence, work conditions. The amounts recorded by the Company have been assessed as probable by its legal advisors.

All contingent obligations are classified as long-term as the Company does not expect to pay any of these amounts in within the next 12 months.

The Company leases various office space under non-cancelable operating leases which expire at various times from 2012 to 2014. Future aggregate minimum lease payments under non-cancelable operating leases as of July 31, 2011 were as follows (in thousands):

CIMCORP INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2011
(In thousands except share amounts)

2011	$305
2012	672
2013	414
2014	85
Total minimum lease payments	$1,476

The Company’s underlying leases are secured by open letters of credit from Banco Bradesco.  Rent expense for the seven months ended July 31, 2011 and 2010 was $359 and $330, respectively.

NOTE 14 – SUBSEQUENT EVENTS

In accordance with FASB ASC 855 “Subsequent Events”, the Company has evaluated subsequent events through the date of the issuance January 9 , 2012.

On August 2, 2011, the Midas Medici Group Holdings completed the acquisition of a 60% interest in Cimcorp pursuant to the terms of the Stock Purchase Agreement (the “SPA”).

Pursuant to the terms of the SPA, the selling shareholders (“Seller”) will sell on January 24, 2012 (but no later than January 27, 2012) an additional 20% of the shares of Cimcorp (“Tranche A”) to Midas Medici Group Holdings for a purchase price of Nine Million Brazilian Reais ($5,817), which purchase price shall be subject to certain adjustment to the Brazil CPI index provided, however, such adjustment shall be capped at 7%.

Midas Medici Group Holdings has the right to purchase an additional 20% of the shares of Cimcorp at any time during the 12 and 24 month anniversary of the initial closing at a purchase price of Nine Million Brazilian Reais ($5,817), subject to certain adjustments as set forth in the SPA. The Seller and minority shareholders’ of Cimcorp have the right to elect to have the Company purchase the remaining 20% of the shares of Cimcorp (the “Tranche B”) 30 days after the 24 month anniversary of the initial closing. The SPA provides that in the event the Company undergoes a change in control, as defined, or transfers more than 50% of the shares of Cimcorp the purchase of Tranches A and B shall be accelerated. The Seller’s right to have the Company purchase the remaining 20% of the shares of Cimcorp, resulted in recognition of a redeemable noncontrolling interest in Cimcorp on the date of acquisition.

Unaudited Pro-Forma Financial Statements

UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

On August 2, 2011, Midas Medici Group Holdings, Inc. (the “Company or Midas” ) completed the acquisition of a 60% interest in Cimcorp, Inc. (“Cimcorp”).  Pursuant to the terms of the stock purchase agreement, the Company will purchase on January 24, 2012 (but no later than January 27, 2012) an additional 20% of the shares of Cimcorp to effectively hold an 80% interest in Cimcorp.

The following presents unaudited pro forma condensed combined financial statements of Midas Medici Group Holdings, Inc. (the “Company or Midas”) and Cimcorp, Inc.. (“Cimcorp”) as if the acquisition described above had been completed at the beginning of each of the periods presented for statement of operations purposes.  The merger will be accounted for as a purchase, with Midas as the acquiring entity for accounting purposes.

 The historical data of Midas and Cimcorp for the year ended December 31, 2010 has been derived from their audited consolidated financial statements. The historical data of Midas and Cimcorp for the seven months ended July 31, 2011 has been derived from the unaudited consolidated financial statements. The unaudited pro forma condensed combined statement of operations are based on assumptions and include adjustments as explained in the notes thereto.

The unaudited pro forma condensed combined financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of Cimcorp. The final allocation of the purchase price will be determined after the completion of the acquisition and will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed. The preliminary purchase price allocation for Cimcorp is subject to revision as more detailed analysis is completed and additional information on the fair values of Cimcorps’s assets and liabilities becomes available. Any change in the fair value of the net assets of Cimcorp will change the amount of the purchase price allocable to goodwill. Additionally, changes in Cimcorp’s working capital, including the results of operations from December 31, 2010 through the date the transaction is completed, will change the amount of goodwill recorded. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented here.

The summary unaudited pro forma condensed combined financial statements do not necessarily reflect the results of operations of Midas and Cimcorp that actually would have resulted had the merger been consummated as of the date referred to above. In addition, the summary unaudited pro forma condensed financial statements for Midas include the results of operations of Consonus Acquisition Corp., which was sold on October 1, 2010. Accordingly, such data should not be viewed as fully combined representative of the past performance of Midas or Cimcorp or indicative of future results.

These unaudited pro forma condensed combined financial statements are based upon the respective historical consolidated financial statements of Midas and Cimcorp and should be read in conjunction with the historical consolidated financial statements of Midas and Cimcorp and the related notes.

UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS
FOR THE SEVEN MONTHS ENDED JULY 31, 2011
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	Conosolidated Midas Medici Group Holdings, Inc. and Subsidiaries		Consolidated Cimcorp, Inc. and Subsidiaries	Pro Forma Adjustments	Note	Pro Forma Combined
	Six months ended June 30, 2011	One month ended July 31, 2011	Seven months ended July 31, 2011

Revenues	$28,025	$4,333	$40,905	$-		$73,263

Operating expenses:
Cost of revenues	20,315	3,315	26,630	-		50,260
Selling, general and administrative expenses	9,284	1,362	13,221	(496)	7	23,371
Depreciation and amortization expense	1,555	279	353	1,356	3	3,543
Total operating expenses	31,154	4,956	40,204	860		77,174

Loss from operations	(3,129)	(623)	701	(860)		(3,911)

Other income (expenses):
Other income	345	-	254	-		599
Interest expense, net	(266)	(289)	(3,323)	-		(3,878)
Loss before income taxes	(3,050)	(912)	(2,368)	(860)		(7,190)

Income tax benefit (expense)	1,175	270	(139)	-	5	1,306

Combined net loss	(1,875)	(642)	(2,507)	(860)		(5,884)

Net income attributable to the non-controlling interest	-	-	-	673	6	673

Net loss attributable to common shareholders of the combined entity	$(1,875)	$(642)	$(2,507)	$(187)		$(5,211)

Loss per common share - basic and diluted	$(0.32)	$(0.08)	$(0.39)			$(0.70)

Weighted average number of common shares outstanding - basic and diliuted	5,809,859	7,876,021	6,375,748	1,592,188	4	7,402,047

See accompanying notes to the pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	Consolidated Midas Medici Group Holdings, Inc. and Subsidiaries	Consolidated Cimcorp, Inc. and Subsidiaries	Pro Forma Adjustments	Note	Pro Forma Combined

Revenues	$51,626	$83,608	$-		$135,234

Operating expenses:
Cost of revenues	36,638	55,886	-		92,524
Selling, general and administrative expenses	19,085	19,236	-		38,321
Depreciation and amortization expense	3,293	1,481	2,325	3	7,099
Goodwill Impairment loss	16,261	-	-		16,261
Total operating expenses	75,277	76,603	2,325		154,205

(Loss) income from operations	(23,651)	7,005	(2,325)		(18,971)

Other income (expenses):
Interest expense	(1,752)	(3,268)	-		(5,020)
Gain on extinguishment of debt, net	17,195	-	-		17,195
(Loss) income before income taxes	(8,208)	3,737	(2,325)		(6,796)

Provision for income tax (expense) benefit	3,505	(278)	-	5	3,227

(Loss) income from continuing operations	(4,703)	3,459	(2,325)		(3,569)

Net loss attributable to the non-controlling interest	-	-	(227)	6	(227)

Net income attributable to common shareholders of the combined entity	$(4,703)	$3,459	$(2,552)		$(3,796)

Earnings (loss) per share from continuing operations - basic and diluted	$(1.44)	$0.54			$(0.83)

Weighted average number of common shares outstanding - basic and diluted	3,275,446	6,375,748	1,297,022	4	4,572,468

See accompanying notes to the pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

General:

A.
The merger will be accounted for using the acquisition method
A pro forma balance sheet was not required since the merger was already reflected in the Company’s historical condensed consolidated balance sheet as of September 30, 2011.

B.	The following pro forma adjustments have been applied to give effect to the merger as follows:

Balance Sheet:

1.            Purchase Price:    At the closing, the Company provided consideration of Seventeen Million Brazilian Reais ($10,987 USD), Eight Million Brazilian Reais ($5,150 USD) of which was paid in cash, Nine Million Brazilian Reais ($2,244 USD) in shares of common stock of the Company equal to 1,297,022 shares of common stock of the Company and a purchase price contingency of $3,593.  The 1,297,022 common shares include certain price protection features for the benefit of the former controlling shareholders (“Shareholders”).  The Stock Purchase Agreement (“SPA”) provides that during the 75-day period (the “Sale Period”) after the 6-month anniversary of the initial closing per share, if the Shareholders desire to sell the common shares and do not receive at least $4.50 per share, the Shareholders shall have the right to receive from the Company the difference between the price they received per share and $4.50. In the event the Shareholders cannot sell the Shares during the Sale Period for at least $2.01 per share or are unable to sell their shares due to the Company’s failure to file its reports with the Securities and Exchange Commission, then the Shareholders shall be entitled to receive from the Company $4.50 per share in exchange for their Shares. The Shareholders are prohibited from selling the Shares for $2.00 or less. The fair value of this purchase price contingency amounting to $3,593 at the date of acquisition is remeasured each reporting period until the liability is settled.  The Company granted the Shareholders piggyback registration rights with respect to the Shares.

Pursuant to the terms of the SPA , the Company will purchase on January 24, 2012 (but no later than January 27, 2012) an additional 20% of the shares of Cimcorp (“Tranche A”) for a purchase price of Nine Million Brazilian Reais ($5,817 USD), which purchase price shall be subject to certain adjustment to the Brazil CPI index provided, however, such adjustment shall be capped at 7%. As a result of this provision, the Company has recorded a liability of $5,395 (net present value at a 15% discount rate) for the obligation to purchase the additional 20% of the shares of Cimcorp and effectively holds an 80% interest in Cimcorp as of the acquisition date.

The Company has the right to purchase an additional 20% of the shares of Cimcorp at any time during the 12 and 24 month anniversary of the initial closing at a purchase price of Nine Million Brazilian Reais ($5,817 USD), subject to certain adjustments as set forth in the SPA. The Seller and minority shareholders’ of Cimcorp have the right to elect to have the Company purchase the remaining 20% of the shares of Cimcorp (the “Tranche B”) 30 days after the 24 month anniversary of the initial closing. The SPA provides that in the event the Company undergoes a Change in Control, as defined, or transfers more than 50% of the shares of Cimcorp the purchase of Tranches A and B shall be accelerated. The Seller’s right to have the Company purchase the remaining 20% of the shares of Cimcorp, resulted in recognition of a redeemable noncontrolling interest in Cimcorp on the date of acquisition.

The total acquisition price of $16,382 consists of the following (in thousands):

Cash	$5,150
Common stock	2,244
Deferred purchase price	5,395
Purchase price contingency	3,593
Total purchase price (including the deferred purchase price)	$16,382

2.           Allocation of Cost of the Acquired Entity: The fair value of the total acquisition price of $ 16.4 million and the carrying amount of capital deficiency assumed of $ 10.0 million has been allocated to goodwill and other intangibles. The allocation of the purchase price is subject to adjustment upon a post-merger detailed review of assets to be acquired and their fair values.

The following is a summary of the goodwill and other intangibles computation (in thousands):

Purchase price	$16,382
Plus:
Cimcorp capital deficiency	10,030
Goodwill and other intangibles	$26,412

We recorded the preliminary fair values of Cimcorp’s intangible assets acquired.

The corresponding effects on amortization expense is shown in the table below ($ in Thousands):

	Preliminary fair value	Estimated life	Estimated amortization expense for the year ended December 31, 2010	Estimated amortization expense for the seven months ended July 31, 2011
Goodwill	$14,786	-	$-	$-
Customer relationships	9,621	5	1,924	1,122
Customer contracts	2,005	5	401	234
Total Adjustment to Amortization of Acquired Intangibles	$26,412		$2,325	$1,356

3.	Depreciation and amortization: The adjustment represents the increase in amortization expense related to the preliminary fair values of Midas Medici’s intangible assets acquired (see Note 2 above).
4.
Basic Income (loss) per Share:    Pro forma basic and diluted income (loss) per share amounts have been computed based on the average outstanding shares of Midas reported for historical purposes (3,275,446 and 6,105,025 shares for the year ended December 31, 2010 and seven months ended July 31, 2011) plus the 1,297,022 shares issuable to the former controlling shareholders of Cimcorp.

5.
Income Taxes:    As a result of the cumulative losses of Cimcorp through the seven months ended July 31, 2011, no provision has been made for any income tax effect applicable to the foregoing pro forma adjustments.

6.	Net loss (income) attributable to the non-controlling interest: The adjustment represents the 20% non-controlling interest retained by the former controlling shareholders of Cimcorp.
7.
Acquisition Costs: Reflects the adjustment for one-time acquisition costs incurred by Cimcorp. which are not recurring and thus excluded from the pro forma results of operations during the seven months ended July 31, 2011.